                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            Symbol Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                                          11-2308681
--------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


        One Symbol Plaza, Holtsville, New York 11742-1300 (631) 738-2400
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

                      2001 Non-Executive Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


            William Nuti                                    Peter Lieb, Esq.
Chief Executive Officer, President &             Senior Vice President, General Counsel
       Chief Operating Officer                                 & Secretary
      Symbol Technologies, Inc.                         Symbol Technologies, Inc.
          One Symbol Plaza                                  One Symbol Plaza
   Holtsville, New York 11742-1300                   Holtsville, New York 11742-1300
----------------------------------------------------------------------------------------
                           (Name and address of agent for service)


                                 (631) 738-2400
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                                    CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                      Proposed maximum          Proposed maximum
    Title of securities         Amount to be           offering price          aggregate offering         Amount of
     to be registered          registered (1)           per share (2)               price (2)         registration fee
-------------------------------------------------------------------------------------------------------------------------
      Common Stock               5,000,000                 $16.34                $81,700,000             $10,351.39

-------------------------------------------------------------------------------------------------------------------------




Notes:

         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

         (2) Estimated pursuant to Rule 457 (h) and Rule 457 (c) of the 1933 Act solely for the purpose of calculation of the registration fee on the basis of the average high and low prices of the Registrant's Common Stock as quoted on the New York Stock Exchange on February 26, 2004.

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be or have been sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act") Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

            The following documents filed with the Commission are incorporated herein by reference:

         (a) Registrant's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2002 which is the Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") which contains certified financial statements for the Registrant's latest fiscal year for which a Form 10-K was required to have been filed.

            (b) Quarterly Report on Form 10-Q for the quarterly periods ending March 31, 2003, June 30, 2003 and September 30, 2003, filed pursuant to the Exchange Act.

            (c) The description of the Registrant's Common Stock which is contained in a registration statement on Form 8-B dated November 23, 1987 filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

            (d) The contents of Registrant's Registration Statement on Form S-8, File No. 333-73322 filed with the Commission under the 1933 Act on November 14, 2001.

            (e) Registrant's Annual Report on Form 11-K of Symbol Technologies, Inc. 1997 Employee Stock Purchase Plan for the year ended December 31, 2002.

            All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the time of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or so superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 5.     Interests of Named Experts and Counsel

            Certain legal matters related to this offering have been passed upon for the Registrant by Peter Lieb, Senior Vice President, General Counsel and Secretary of the Registrant. As of February 27, 2004, Mr. Lieb owned options to purchase 312,500 shares of Common Stock of the Registrant.




Item 8.    Exhibits


           5(a)*        Opinion and Consent of Peter Lieb.

           10.1 2001 Non-Executive Stock Option Plan, as amended and restated. (Incorporated by reference to Exhibit 10.9 to the Registrant's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended
                        December 31, 2002)

           23.1*        Consent of Deloitte & Touche.

           23.2*        Consent of Peter Lieb.
                        (included in Exhibit 5(a))

           24* Power of Attorney of Directors and certain officers of the Company. (see page 4)

--------------------------
*  Filed herewith.

                                POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Nuti and Peter Lieb and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Holtsville, State of New York, on this 27th day of February, 2004.

                                                SYMBOL TECHNOLOGIES, INC.


                                                By /s/ William Nuti
                                                   -----------------------------
                                                   William Nuti
                                                   Chief Executive Officer,
                                                   President, Chief
                                                   Operating Officer and
                                                   Director

Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                            Date

/s/ William Nuti
------------------------  Chief Executive Officer, President,
William Nuti              Chief Operating Officer and Director
                          (principal executive officer)        February 27, 2004

/s/ Salvatore Ianuzzi
------------------------  Director, Chairman of the
Salvatore Ianuzzi         Board of Directors                   February 27, 2004

/s/ Robert Chrenc
------------------------  Director                             February 27, 2004
Robert Chrenc


------------------------  Director                             February 27, 2004
Melvin A. Yellin

/s/ Raymond R. Martino
------------------------  Director                             February 27, 2004
Raymond R. Martino

/s/ Harvey P. Mallement
------------------------  Director                             February 27, 2004
Harvey P. Mallement

/s/ George Bugliarello
------------------------  Director                             February 27, 2004
George Bugliarello

/s/ Leo A. Guthart
------------------------  Director                             February 27, 2004
Leo A. Guthart


------------------------  Director                             February 27, 2004
James Simons

/s/ Mark T. Greenquist
------------------------  Senior Vice President                February 27, 2004
Mark T. Greenquist        Finance, Chief Financial Officer
                          (principal financial officer)

/s/ James M. Conboy
------------------------  Vice President, Controller and       February 27, 2004
James M. Conboy           Chief Accounting Officer
                          (principal accounting officer)

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                       ----------------------------------




                                    EXHIBITS

                                       TO

                                    FORM S-8






                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                    ----------------------------------------




                              SYMBOL TECHNOLOGIES,INC.

                                  EXHIBIT INDEX



Exhibit


 5(a)*       Opinion and Consent of Peter Lieb.

10.1         2001 Non-Executive Stock Option Plan, as amended and restated.
             (Incorporated by reference to Exhibit 10.9 to the Registrant's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2002)

 23.1*       Consent of Deloitte & Touche.

 23.2*       Consent of Peter Lieb.
             (included in Exhibit 5(a))

 24* Power of Attorney of Directors and certain officers of the Company. (see page 4)


-------------------------------
*  Filed herewith.